UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 26, 2009
Apollo Group, Inc.
(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4025 S. Riverpoint Parkway, Phoenix,
Arizona		85040

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 966-5394
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1
EX-99.2

Section 2 — Financial Information
Item 2.02 Results of Operations and Financial Condition.
          On March 31, 2009, Apollo Group, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended February 28, 2009. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”) and is incorporated herein by reference.
          The information in Item 2.02 of this Form 8-K and the exhibit furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.
Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Joseph L. D’Amico as Chief Operating Officer
          On March 26, 2009, Joseph L. D’Amico, age 59, currently the Company’s President, Chief Financial Officer and Treasurer, was appointed, effective immediately, to the position of Chief Operating Officer. He will continue serving as the Company’s President. Prior to becoming the Company’s President in June 2008, Mr. D’Amico was appointed Executive Vice President and Chief Financial Officer of Apollo Group, Inc. in June 2007. He was appointed Treasurer in December 2007. He began with Apollo Group in November 2006 when he was brought aboard to serve as an interim Chief Financial Officer. Prior to joining the Company, Mr. D’Amico was a senior managing director of FTI Palladium Partners, an interim management company and a division of FTI Consulting, Inc. Prior to joining FTI in August 2002, he was a partner with PricewaterhouseCoopers LLP for 21 years where he served in leadership roles in the firm’s Financial Advisory Services group as well as having served as an audit partner earlier in his career, responsible for public and privately held companies. Mr. D’Amico is a Certified Public Accountant and a Certified Insolvency and Restructuring Advisor. He received his Master of Business Administration from the University of Chicago and his Bachelor of Science in Accountancy from the University of Illinois at Urbana-Champaign.
          No adjustments were made to Mr. D’Amico’s compensation as a result of his appointment to the position of Chief Operating Officer, but he will continue to be eligible for such adjustments to his compensation as may be made from time to time in accordance with his existing employment agreement with the Company and the Company’s compensation and incentive plans, as administered by the Compensation Committee of the Company’s Board of Directors.
Appointment of Brian L. Swartz as Senior Vice President, Chief Financial Officer and Treasurer
          On March 26, 2009, Brian L. Swartz, age 36, currently the Company’s Senior Vice President of Finance and Chief Accounting Officer, was appointed, effective immediately, to the position of Senior Vice President, Chief Financial Officer and Treasurer. Mr. Swartz has been Chief Accounting Officer of Apollo Group since February 2007 and Senior Vice President, Finance since June 2007. He was Vice President, Corporate Controller and Chief Accounting Officer from February to June 2007. Prior to joining the Company, Mr. Swartz was with EaglePicher Incorporated, a technology and industrial products and services company, from 2002 to 2006, as its Vice-President and Corporate Controller. At EaglePicher, he was an integral member of their senior management team and successfully guided the company through a bankruptcy restructuring. From 1994 to 2002, Mr. Swartz was at Arthur Andersen LLP where he had primary responsibilities in international audit and due diligence projects. He graduated magna cum laude from the University of Arizona with a Bachelor of Science in Accounting and was a member of the Warren Berger Entrepreneurship Program. Mr. Swartz is a Certified Public Accountant.

In connection with his appointment to the position of Senior Vice President, Chief Financial Officer and Treasurer, Mr. Swartz will be entitled to the following compensation:
•	Base salary increased to $375,000, effective retroactively to March 1, 2009;

•	Eligibility for a supplemental cash bonus for the second half of the 2009 fiscal year, which may range from $0 to $65,625 at target and $131,250 at maximum level. The actual amount of the supplemental bonus will be determined by the Compensation Committee based on its assessment of both Mr. Swartz’s performance as Chief Financial Officer and the Company’s financial performance for the 2009 fiscal year measured in such terms as the Committee may deem appropriate. This bonus, if any, will be in addition to any bonus Mr. Swartz earns pursuant to his participation in the Company’s executive officer bonus plan for the 2009 fiscal year for which his target bonus remains at $150,000. Further information concerning the Company’s executive officer bonus plan for the 2009 fiscal year may be found in the Company’s Schedule 14C, Compensation Discussion and Analysis, filed on December 17, 2008.

•	Stock option to purchase shares of the Company’s Class A common stock to be granted on the third business day following the public release of the Company’s financial results for the fiscal quarter ended February 28, 2009 (the “Effective Date”). The stock option will have a Black-Scholes estimated value of $165,000, with the number of shares purchasable under such option to be determined on the basis of that value, and an exercise price equal to the closing price per share of the Company’s Class A common stock on the Nasdaq Global Select Market on the Effective Date. The option will have a term of 6 years measured from the Effective Date, subject to earlier termination following his cessation of service with the Company, and will vest and become exercisable in increments of one-quarter on each of the first four anniversaries of the Effective Date, assuming continued employment; and

•	Restricted stock units to be awarded on the Effective Date. This restricted stock unit award shall cover that number of shares of the Company’s Class A common stock obtained by dividing $165,000 by the closing price per share of such Class A common stock on the Nasdaq Global Select Market on the Effective Date, subject to adjustment for rounding. None of the shares subject to this restricted stock unit award will vest unless the Company attains a pre-established net book income goal for the fiscal year ending August 31, 2010 (the “Performance Goal”). If such Performance Goal is attained, then: (i) 25% of the shares subject to the award will vest upon completion of the 2010 fiscal year (with those shares to be issued upon the Compensation Committee’s certification of the attainment of the Performance Goal); and (ii) an additional 25% will vest upon each of the second, third and fourth anniversaries of the Effective Date.
Appointment of Gregory J. Iverson as Chief Accounting Officer
On March 26, 2009, Gregory J. Iverson, age 33, currently the Company’s Vice President and Controller, was appointed, effective immediately, to the position of Chief Accounting Officer. He will continue serving as Vice President and Controller. Mr. Iverson has been Vice President and Controller since April 2007. He joined the Company from US Airways Group, Inc., where he served as Director, Financial Reporting from 2006 to 2007. In that position, Mr. Iverson was responsible for coordinating and preparing company filings with the SEC and other regulatory entities. Previously, Mr. Iverson was Director, Assistant Corporate Controller with EaglePicher Incorporated from 2003 to 2006. In this position, he was responsible for, among other things, managing the global consolidation, accounting, reporting and financial analysis functions, and implementing and monitoring company-wide accounting policies. Mr. Iverson began his career in public accounting and worked as Assurance Manager with Arthur Anderson LLP and Deloitte & Touche LLP. He graduated summa cum laude from the University of Idaho with a Bachelor of Science degree in Business. Mr. Iverson is a Certified Public Accountant.
In connection with Mr. Iverson’s appointment to the position of Chief Accounting Officer, he will be entitled to the following compensation:

•	Base salary increased to $250,000, effective retroactively to March 1, 2009;

•	Eligibility for a cash bonus for the second half of the 2009 fiscal year, which may range from $0 to $50,000 at target and $100,000 at maximum level. The actual amount of the bonus will be based on the Company’s financial performance for the 2009 fiscal year measured in terms of the same revenue and operating profit goals (with the same threshold, target and maximum levels for each goal) in effect for that year under the Company’s executive officer bonus plan for the 2009 fiscal year and weighted equally in the calculation of such bonus amount. The Compensation Committee has, however, reserved the discretion to reduce the bonus amount by up to 20% in the event one of the performance goals is not attained at threshold level or such reduction is otherwise deemed warranted based on his individual performance for such six-month period. This bonus will be in addition to any bonus that Mr. Iverson earns for the first half of the 2009 fiscal year based on the semi-annual bonus program in effect for him and certain other non-executive officers of the Company for that six-month period.

•	Stock option to purchase shares of the Company’s Class A common stock to be granted on the Effective Date. The stock option will have a Black-Scholes estimated value of $28,750, with the number of shares purchasable under such option to be determined on the basis of that value, and an exercise price equal to the closing price per share of the Company’s Class A common stock on the Nasdaq Global Select Market on the Effective Date. The option will have a term of 6 years measured from the Effective Date, subject to earlier termination following his cessation of service with the Company, and will vest and become exercisable in increments of one-quarter on each of the first four anniversaries of the Effective Date, assuming continued employment; and

•	Restricted stock units to be awarded on the Effective Date. This restricted stock unit award shall cover that number of shares of the Company’s Class A common stock obtained by dividing $28,750 by the closing price per share of such Class A common stock on the Nasdaq Global Select Market on the Effective Date, subject to adjustment for rounding. None of the shares subject to this restricted stock unit award will vest unless the Company attains the Performance Goal for the fiscal year ending August 31, 2010. If such Performance Goal is attained, then: (i) 25% of the shares subject to the award will vest upon completion of the 2010 fiscal year (with those shares to be issued upon the Compensation Committee’s certification of the attainment of the Performance Goal); and (ii) an additional 25% will vest upon each of the second, third and fourth anniversaries of the Effective Date.
Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure.
On March 31, 2009, the Company issued a press release announcing the promotions of Messrs. D’Amico, Swartz and Iverson, as described in Item 5.02 of this Form 8-K. A copy of the press release is furnished as Exhibit 99.2 to this Form 8-K.
The information in Item 7.01 of this Form 8-K and the exhibit furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are furnished herewith:

Exhibit Number	Description

99.1	Text of press release dated March 31, 2009, relating to earnings of Apollo Group, Inc. for the fiscal quarter ended February 28, 2009.

99.2	Text of press release dated March 31, 2009, relating to executive officer promotions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.
March 31, 2009	By:	/s/ Brian L. Swartz
		Name:	Brian L. Swartz
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Text of press release dated March 31, 2009, relating to earnings of Apollo Group, Inc. for the fiscal quarter ended February 28, 2009.

99.2	Text of press release dated March 31, 2009, relating to executive officer promotions.